UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 3, 2009

KINGS ROAD ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-14234	95-3587522
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

468 N. Camden Drive Beverly Hills, California (Address of principal executive offices)	90210 (Zip code)

Registrant’s telephone number, including area code: 310-278-9975

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On March 3, 2009, Kings Road Entertainment, Inc. (the “Company”) issued an aggregate of 9,235,000 shares of the Company’s common stock to certain persons and entities for: (i) performance bonuses, (ii) acquisition costs related to film projects other outstanding debt and (iii) compensation for services provided to the Company.

The Company issued 2.8 million shares as performance bonuses.  Philip Holmes, the Company’s President and Chief Executive Officer and a director of the Company, received 1,100,000 shares of this amount, while Sven Ebeling, the Company’s Head of Production and Manager of the Company’s principal shareholder, West Coast Pictures LLC (“WCP”), received 1,300,000 shares.

The Company issued 5,685,000 million shares to certain persons and entities in consideration of $124,400 of acquisition costs related to film projects incurred by such parties as well as other outstanding debt owed to such parties.  WCP received 2,785,000 shares of this amount and ISBC GmbH (“ISBC”), a company managed by Philip Holmes, received 2,320,000 shares.

In addition, the Company issued 500,000 shares to certain current and former directors for past services to the Company and issued 250,000 shares to various service providers in consideration of $7,725 of services provided to the Company.

The Company’s issuance of the aforementioned shares was exempt from registration pursuant to Sections 4(2) and 4(6) of the Securities Act of 1933, as amended, as the issuance did not involve a public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGS ROAD ENTERTAINMENT, INC.

Date: March 9, 2009	By:	/s/ Philip Holmes
Name: Philip Holmes
Title: Chief Executive Officer